AMENDMENT NO. 1
                    DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.
                          EMPLOYEE STOCK PURCHASE PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 1996)

                                AMENDMENT NO. 1,
                     EFFECTIVE AND ADOPTED JANUARY 22, 1997

WHEREAS, the Board of Directors of Downey Savings has been advised by counsel that, in order to be more fully assured that the Downey Savings and Loan Association, F.A., Employee Stock Purchase Plan (the "Plan") is eligible for exemption from registration under the Securities Act of 1933, as amended, the Plan should be amended to provide that participants vote all shares of Downey Financial Corp. Common Stock acquired pursuant to the Plan, whether distributed or undistributed; and

WHEREAS, the Board of Directors has determined that it is in the best interest of Downey Savings to so amend the Plan;

NOW, THEREFORE, BE IT HEREBY RESOLVED, that Section 8.1 of the Plan be amended to read in its entirety as follows (the "Amendment"):

     "Section 8.1 Rights of Stockholder. Each Participant shall be entitled to direct the voting of all shares of Downey Financial Corp. Common Stock purchased on his behalf under the Plan."

BE IT FURTHER RESOLVED, that the officers of Downey Savings hereby are authorized, empowered and directed to take such further actions as they shall deem necessary or appropriate to permit the Amendment to become effective or to otherwise carry out and fulfill the purposes and intent of the foregoing resolutions.

IN WITNESS WHEREOF, Downey Savings and Loan Association, F.A. has caused this Amendment No. 1 to be executed by its duly authorized officers.

Sponsoring Employer:

Downey Savings and Loan Association, F.A.

  /s/ Stephen W. Prough
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Stephen W. Prough

  /s/ Thomas E. Prince
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Thomas E. Prince

   /s/ JoLene Bryant
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JoLene Bryant